EXHIBIT 3.1


                            ARTICLES OF INCORPORATION

                         UNITED COMMUNITY HOLDINGS, INC.


The undersigned, being a natural person of the age of eighteen years or more, acting as Incorporator of a corporation under the General Corporation Law of the State of Nevada, does hereby adopt the following Articles of Incorporation for such corporation.


                                    ARTICLE I
                                      NAME

The name of the corporation is United Community Holdings, Inc.

                                   ARTICLE II
                      REGISTERED OFFICE AND RESIDENT AGENT

The address of the corporation's registered office in the State of Nevada shall be The Corporation Trust Company of Nevada, One East First Street, Reno, NV 89501. The name of its registered or resident agent shall be The Corporation Trust Company of Nevada.

                                   ARTICLE III
                              PURPOSES AND DURATION

The purposes for which the corporation is organized are to conduct any type of business endeavor which is legal pursuant to the laws of the State of Nevada. The corporation's period of duration shall be perpetual.



                                   ARTICLE IV
                                 SHARES OF STOCK


         The total number of shares of stock which the CORPORATION shall have authority to issue is Fifty Million (50,000,000) shares of Common Stock. The par value of each of such shares is $0.00001 which amounts in the aggregate to Five Hundred Dollars ($500).


                                    ARTICLE V
                                COMMENCE BUSINESS

         The CORPORATION will not commence business until it has received for the issuance of its shares consideration of the value of Five Hundred Dollars ($500.00), consisting of money or property actually received.

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                                   ARTICLE VI
                                  MAJORITY VOTE

         With respect to any action to be taken by the shareholders of the CORPORATION under the General Corporation Law of Nevada or otherwise, the vote or occurrence of the holders of a majority of the issued and outstanding shares of the CORPORATION shall control.


                                   ARTICLE VII
                              NO CUMULATIVE VOTING

         Cumulative voting is expressly prohibited. At each election of directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote; no shareholders shall be entitled to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by his shares shall equal, or by distributing such votes on the same principal among any number of such candidates.


                                  ARTICLE VIII
                               PRE-EMPTIVE RIGHTS

         No holder of any stock of the CORPORATION shall be entitled as a matter of right to purchase or subscribe for any part of any stock of the CORPORATION authorized by these Articles or for any additional stock of any class to be issued by reason of any increase of the authorized stock of the CORPORATION or for any bonds, certificates of indebtedness, debentures, warrants, options or other securities convertible into any class of stock of the CORPORATION, but any stock authorized by these Articles or any such additional authorized issue of any stock or securities convertible into any stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may decide in its discretion without offering any thereof on the same terms or on any terms to the shareholders then of record or to any class of shareholders, provided only that such issuance may not be inconsistent with any provision of law or with any of the provisions of these Articles.


                                   ARTICLE IX
                          CERTAIN INSIDER TRANSACTIONS

         Any contract or other transaction between the CORPORATION and one or more of its directors, or between the CORPORATION and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the CORPORATION and any corporation or association of which one or more of its directors are shareholders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of the director or directors at the meeting of the Board of Directors of the CORPORATION that acts upon, or in reference to, the contract or transaction, and notwithstanding his or their participation in the action, if the facts of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize or ratify the contract or transaction, the interested director or directors to be counted in determining whether a quorum is present and to be entitled to vote on such authorization or ratification. This Article shall not be construed to invalidate any contract or other transaction that would otherwise be valid under the common and statutory law applicable to it.

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                                    ARTICLE X
                                 INDEMNIFICATION

         The CORPORATION may indemnify any person made a party to any action, suit or proceeding, whether civil or criminal, by reason of the fact that he or she, his or her testator, or intestate, is or was a director, officer, or employee of the CORPORATION, or of any CORPORATION which he or she served in such capacity at the request of the CORPORATION, against the reasonable expenses, including attorney's fees, actually and reasonably incurred by him or her in connection with the defense of the action, suit or proceeding or in connection with any appeal in it. This right to indemnification conferred by this Article shall not restrict the power of the CORPORATION to make any other type of indemnification permitted by law.


                                   ARTICLE XI
                                    INSURANCE

         The CORPORATION shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the CORPORATION, or who is or was serving at the request of the CORPORATION as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such a person, whether or not the CORPORATION would have the power to indemnify him or her against such liability by statute.


                                   ARTICLE XII
                             LIMITATION ON LIABILITY

         No person shall be liable to the CORPORATION for any loss or damage suffered by it on account of any action taken or omitted to be taken by him or her as a director, officer or employee of the CORPORATION in good faith, if, in the exercise of ordinary care, this person:

         A. Relied upon financial statements of the CORPORATION represented to be correct by the President or the officer of the CORPORATION having charge of its books of account, or stated in a written report by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of the CORPORATION; or considered the CORPORATION's assets to be equal to their book value; or

         B. Relied upon the written opinion of any attorney hired by or representing the CORPORATION.

                                  ARTICLE XIII
                                     BYLAWS

         Except to the extent such power may be modified or divested by action of the shareholders representing a majority of the issued and outstanding shares of the Common Stock of the CORPORATION taken at a regular or special meeting of the shareholders, the power to adopt, alter, amend or repeal the Bylaws of the CORPORATION shall be vested in the Board of Directors.

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                                   ARTICLE XIV
                                    DIRECTORS

         The number of Directors constituting the initial Board of Directors is two, and the name and address of the persons who are to serve as Director until the first annual meeting of the shareholders or until their successors are elected and qualified is:

         Name                                 Address
         ----                                 --------
         Kevin B. Halter                      16910 Dallas Parkway, Suite 100
                                              Dallas, Texas 75248

         Kevin B. Halter, Jr.                 16910 Dallas Parkway, Suite 100
                                              Dallas, Texas 75248


                                   ARTICLE XV
                                    OFFICERS

         Until  the  first  annual  meeting  of   shareholders  or  until  their
successors are elected and qualified the officers of this CORPORATION shall be:

         President:                           Kevin B. Halter
         Vice President and Secretary:        Kevin B. Halter, Jr.


                                   ARTICLE XVI
                                  INCORPORATOR

         The name address of the Incorporator is:

         Name                                 Address
         ----                                 -------
         Kevin B. Halter, Jr.                 16910 Dallas Parkway, Suite 100
                                              Dallas, Texas 75248


        IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on this____ day of November, 1998.


                                               UNITED COMMUNITY HOLDINGS, INC.

                                               By /s/ Kevin B. Halter, Jr.
                                                  ------------------------
                                                      Kevin B. Halter, Jr.



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